SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           Iron Mountain Incorporated
             (Exact Name of Registrant as Specified in its Charter)

         Delaware                                            04-3107342
 (State of Incorporation                                  (I.R.S. Employer
    or Organization)                                     Identification No.)


          745 Atlantic Avenue
         Boston, Massachusetts                                 02111
(Address of Principal Executive Offices)                     (Zip Code)





If this form relates to the If this form relates to the registration of a class of securities registration of a class of securities pursuant to Section 12(b) of the pursuant to Section 12(g) of the Exchange Act and is effective pursuant Exchange Act and is effective pursuant to General Instruction A.(c), please to General Instruction A.(d), please
check the following box. |X|              check the following box. |_|


Securities   Act   registration   statement  file  number  to  which  this  form
relates:__________________________
              (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

      Title of Each Class                        Name of Each Exchange on Which
      to be so Registered                        Each Class is to be Registered

 Common Stock, $.01 par value                      New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.

         Those portions of the Registrant's Registration Statement on Form S-3, File No. 333-44185, filed with the Securities and Exchange Commission (the "Commission") on January 13, 1998, set forth under the caption "Description of Capital Stock" are incorporated herein by reference.


Item 2.  Exhibits.

Exhibit
Number            Description of Exhibit

1.1               Form of Common Stock Certificate. (Filed herewith.)

1.2               Amended  and  Restated  Certificate  of  Incorporation  of the
                  Registrant, as amended. (Incorporated by reference to the Registrant's Registration Statement No. 333- 44185 filed with the Commission on January 13, 1998.)

1.3               Amended and Restated  By-Laws of the  Registrant,  as amended.
                  (Incorporated by reference to the Registrant's Registration Statement No. 333-44185 filed with the Commission on January 13, 1998.)

1.4 Amended and Restated Registration Rights Agreement, dated as of June 12, 1997, between the Registrant and certain stockholders of Registrant. (Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997.)

1.5 Joinder to Registration Rights Agreement, dated October 31, 1997, by and between the Registrant and Kent P. Dauten. (Incorporated by reference to the Registrant's Registration Statement No. 333-41045 filed with the Commission on November 26, 1997.)

1.6 Amendment, Waiver and Joinder to Registration Rights Agreement, dated April 8, 1999, by and among the stockholders of Data Base, Inc. and certain parties to the Registrant's Amended and Restated Registration Rights Agreement. (Filed herewith.)


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


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                              IRON MOUNTAIN INCORPORATED



Date: April 15, 1999                          By:   /s/  JOHN F. KENNY, JR.
                                                 -------------------------------
                                                     John F. Kenny, Jr.
                                                     Chief Financial Officer



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